Exhibit 99.1

 PRESS RELEASE

REINSURANCE GROUP OF AMERICA REPORTS THIRD-QUARTER RESULTS

•	Earnings per diluted share: $3.47 from net income, $3.44 from adjusted operating income*

•	EPS from net income and adjusted operating income* driven by U.S. segment performance

•	ROE 10 percent and adjusted operating ROE* 12 percent for the trailing twelve months

•	Reported net premiums increased 11 percent in the third quarter

ST. LOUIS, October 26, 2017 - Reinsurance Group of America, Incorporated (NYSE: RGA), a leading global provider of life reinsurance, reported third-quarter net income of $227.6 million, or $3.47 per diluted share, compared with $198.7 million, or $3.07 per diluted share, in the prior-year quarter. Adjusted operating income* totaled $226.0 million, or $3.44 per diluted share, compared with $159.4 million, or $2.46 per diluted share, the year before. Net foreign currency fluctuations had a favorable effect of $0.02 per diluted share on net income and on adjusted operating income. Book value per share at September 30 was $125.79 including AOCI, and $100.54 excluding AOCI*.

	Quarterly Results		Year-to-Date Results
($ in thousands, except per share data)	2017	2016	2017	2016
Net premiums	$2,489,797	$2,251,758	$7,335,944	$6,755,708
Net income	227,591	198,719	605,293	511,294
Net income per diluted share	3.47	3.07	9.23	7.87
Adjusted operating income*	226,048	159,361	541,787	461,339
Adjusted operating income per diluted share*	3.44	2.46	8.26	7.10
Book value per share	125.79	124.50
Book value per share, excluding accumulated other comprehensive income (AOCI)*	100.54	90.04
Total assets	58,694,031	54,832,498

*	See ‘Use of Non-GAAP Financial Measures’ below

Consolidated net premiums totaled $2.5 billion, up 11 percent from last year’s third quarter, with favorable net foreign currency effects of approximately $18.3 million. Excluding spread-based businesses and the value of associated derivatives, investment income rose 16 percent over year-ago levels, reflecting a 7 percent increase in average invested assets. Variable investment income was strong this quarter compared to the year-ago quarter and the second quarter of this year. The average investment yield, excluding spread businesses, was up 38 basis points from the third quarter of 2016 to 4.81 percent, reflecting the strong variable investment income. The average investment yield was 21 basis points higher than the second-quarter yield due primarily to a higher level of variable investment income. The effective tax rate was approximately 33 percent on pre-tax GAAP income and pre-tax adjusted operating income for the third quarter, within an expected range of 33 to 34 percent.

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Anna Manning, president and chief executive officer, commented, “This was an exceptionally good quarter, as bottom-line results were particularly strong and our top line remained vibrant. Furthermore, diversity of earnings sources, inherent to our global model, continues to be an important contributor to our success.

“A highlight of the quarter was the strong performance of the U.S. segment, driven primarily by very favorable individual mortality experience and above-average variable investment income. Earnings in our U.S. Traditional business segment reached a record level.

“We closed a number of smaller in-force and other transactions during the quarter, and we remain optimistic about the pipeline. We ended the quarter with an excess capital position of approximately $1.0 billion, after repurchasing approximately 209,000 shares for $26.9 million.

“Looking forward, we are well positioned in our markets, we have a proven strategy, and we are confident about our ability to continue to deliver attractive financial returns.”

SEGMENT RESULTS

U.S. and Latin America

Traditional

The U.S. and Latin America Traditional segment reported pre-tax income of $160.5 million, compared with $77.1 million in the third quarter of 2016. Pre-tax adjusted operating income totaled $162.0 million for the quarter, compared with $80.5 million in last year’s third quarter. Results for the current quarter reflected very favorable mortality experience and above-average variable investment income.

Traditional net premiums increased 4 percent from last year’s third quarter to $1,327.2 million.

Financial Solutions

The Asset-Intensive business reported pre-tax income of $67.1 million compared with $88.7 million last year. Third-quarter pre-tax adjusted operating income improved to $72.6 million from $58.7 million last year, attributable to favorable experience on payout annuities and above-average variable investment income.

The Financial Reinsurance business reported pre-tax income and pre-tax adjusted operating income of $22.0 million, up from $14.0 million the year before due to strong, recent new business volumes.

Canada

Traditional

The Canada Traditional segment reported pre-tax income of $28.8 million, compared with $34.3 million the year before. Pre-tax adjusted operating income totaled $27.4 million, compared with $30.6 million in the third quarter of 2016. Mortality experience in the current quarter was moderately unfavorable while the year-ago quarter was in line with expectations. Foreign currency exchange rates had a favorable effect of $1.5 million on pre-tax income and $1.4 million on pre-tax adjusted operating income.
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Reported net premiums totaled $225.8 million for the quarter, down from $231.2 million in the year-ago period due to the continued effects of an expected reduction in creditor business. Net foreign currency fluctuations had a favorable effect of $9.0 million on net premiums.

Financial Solutions

The Canada Financial Solutions business segment, which consists of longevity and fee-based transactions, reported third-quarter pre-tax income and pre-tax adjusted operating income of $4.5 million, compared with $1.2 million a year ago, attributable mainly to favorable longevity experience. Net foreign currency fluctuations favorably affected pre-tax income and pre-tax adjusted operating income by $0.2 million.

Europe, Middle East and Africa (EMEA)

Traditional

The EMEA Traditional segment reported pre-tax income and pre-tax adjusted operating income of $15.4 million, compared with $8.5 million in last year’s third quarter. The current-period results were slightly above expectations while the previous period reflected unfavorable underwriting experience. Net foreign currency fluctuations favorably affected pre-tax income and pre-tax adjusted operating income by $0.7 million.

Reported net premiums increased 25 percent from the prior-year period to $344.2 million, due to new business across the segment and growth of existing treaties. Foreign currency exchange rates favorably affected net premiums by $7.3 million.

Financial Solutions

The EMEA Financial Solutions business segment includes longevity, asset-intensive and fee-based transactions. Pre-tax income totaled $31.0 million, compared with $43.8 million in the year-ago period. Pre-tax adjusted operating income totaled $29.7 million, compared with $33.9 million the year before. Current-period results reflected favorable longevity experience, compared with favorable experience in both asset-intensive and longevity in the prior-year period. Net foreign currency fluctuations favorably affected pre-tax income and pre-tax adjusted operating income by $0.1 million.

Asia Pacific

Traditional

The Asia Pacific Traditional segment reported pre-tax income and pre-tax adjusted operating income of $26.6 million, compared with $19.8 million in the prior-year period. Results in Asia for the current year period were slightly below expectations, and Australia had a modest loss. The year-ago period results reflected favorable experience in Asia and unfavorable results in Australia. Net foreign currency fluctuations had an adverse effect of $1.0 million on pre-tax income and pre-tax adjusted operating income.

Reported net premiums rose 33 percent to $536.9 million, with strong growth across Asia, primarily from new and existing treaties in Hong Kong and Southeast Asia. Foreign currency exchange rates had a favorable effect of $1.0 million on net premiums.
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Financial Solutions

The Asia Pacific Financial Solutions business segment includes asset-intensive and fee-based transactions. Pre-tax losses totaled $0.2 million, compared with pre-tax income of $7.5 million in the prior-year period. Pre-tax adjusted operating losses totaled $0.2 million, compared with pre-tax adjusted operating income of $2.3 million in the prior-year quarter. Current-period results reflected losses in line with expectations from a treaty that is in runoff. Net foreign currency fluctuations had a favorable effect of $0.1 million on pre-tax losses and $0.2 million on pre-tax adjusted operating losses.

Corporate and Other

The Corporate and Other segment’s pre-tax loss totaled $15.4 million, compared with a pre-tax loss of $7.3 million the year before. Pre-tax adjusted operating losses were $21.7 million, relatively in line with expectations, versus year-ago pre-tax adjusted operating losses of $19.0 million.

Dividend Declaration

The board of directors declared a regular dividend of $0.50, payable November 28 to shareholders of record as of November 7.

Earnings Conference Call

A conference call to discuss third-quarter results will begin at 11 a.m. Eastern Time on Friday, October 27. Interested parties may access the call by dialing 877-545-1402 (domestic) or 719-325-4904 (international). The access code is 2443753. A live audio webcast of the conference call will be available on the Company’s Investor Relations website at www.rgare.com. A replay of the conference call will be available at the same address for 90 days following the conference call. A telephonic replay also will be available through Saturday, November 4, at 888-203-1112 (domestic) or 719-457-0820 (international), access code 2443753.

The Company has posted to its website a Quarterly Financial Supplement that includes financial information for all segments as well as information on its investment portfolio. Additionally, the Company posts periodic reports, press releases and other useful information on its Investor Relations website.

Use of Non-GAAP Financial Measures

RGA uses a non-GAAP financial measure called adjusted operating income as a basis for analyzing financial results. Beginning with the announcement of first-quarter 2017 results, the Company modified the labeling of its non-GAAP measure “operating income” to “adjusted operating income.” This measure also serves as a basis for establishing target levels and awards under RGA’s management incentive programs. Management believes that adjusted operating income, on a pre-tax and after‑tax basis, better measures the ongoing profitability and underlying trends of the Company’s continuing operations, primarily because that measure excludes substantially all of the effect of net investment related gains and losses, as well as changes in the fair value of certain embedded derivatives and related deferred acquisition costs. These items can be volatile, primarily due to the credit market and interest rate environment, and are not necessarily indicative of the performance of the Company’s underlying businesses. Additionally,
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adjusted operating income excludes any net gain or loss from discontinued operations, the cumulative effect of any accounting changes, and other items that management believes are not indicative of the Company’s ongoing operations. The definition of adjusted operating income can vary by company and is not considered a substitute for GAAP net income.

Book value per share excluding the impact of AOCI is a non-GAAP financial measure that management believes is important in evaluating the balance sheet in order to ignore the effects of unrealized amounts primarily associated with mark-to-market adjustments on investments and foreign currency translation.

Adjusted operating income per diluted share is a non-GAAP financial measure calculated as adjusted operating income divided by weighted average diluted shares outstanding. Adjusted operating return on equity is a non-GAAP financial measure calculated as adjusted operating income divided by average shareholders’ equity excluding AOCI. Similar to adjusted operating income, management believes these non-GAAP financial measures better reflect the ongoing profitability and underlying trends of the Company’s continuing operations, they also serve as a basis for establishing target levels and awards under RGA’s management incentive programs.

Reconciliations from GAAP net income, book value per share, net income per diluted share and average stockholders’ equity are provided in the following tables. Additional financial information can be found in the Quarterly Financial Supplement on RGA’s Investor Relations website at www.rgare.com in the “Financial Information” section.

About RGA
Reinsurance Group of America, Incorporated (RGA), a Fortune 500 company, is among the leading global providers of life reinsurance and financial solutions, with approximately $3.3 trillion of life reinsurance in force and assets of $58.7 billion as of September 30, 2017. Founded in 1973, RGA today is recognized for its deep technical expertise in risk and capital management, innovative solutions, and commitment to serving its clients. With headquarters in St. Louis, Missouri, and operations in 26 countries, RGA delivers expert solutions in individual life reinsurance, individual living benefits reinsurance, group reinsurance, health reinsurance, facultative underwriting, product development, and financial solutions. To learn more about RGA and its businesses, visit the company’s website at www.rgare.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to projections of the earnings, revenues, income or loss, ratios, future financial performance, and growth potential of Reinsurance Group of America, Incorporated and its subsidiaries (which we refer to in the previous paragraphs as “we,” “us” or
“our”). The words “intend,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “should,” “believe,” and other similar expressions also are intended to identify forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.
Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation, (1) adverse capital and credit
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market conditions and their impact on the Company’s liquidity, access to capital, and cost of capital, (2) the impairment of other financial institutions and its effect on the Company’s business,
(3) requirements to post collateral or make payments due to declines in market value of assets subject to the Company’s collateral arrangements, (4) the fact that the determination of allowances and impairments taken on the Company’s investments is highly subjective, (5) adverse changes in mortality, morbidity, lapsation, or claims experience, (6) changes in the Company’s financial strength and credit ratings and the effect of such changes on the Company’s future results of operations and financial condition, (7)
inadequate risk analysis and underwriting, (8) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in the Company’s current and planned markets, (9) the availability and cost of collateral necessary for regulatory reserves and capital, (10) market or economic conditions that adversely affect the value of the Company’s investment securities or result in the impairment of all or a portion of the value of certain of the Company’s investment securities, that in turn could affect regulatory capital, (11) market or economic conditions that adversely affect the Company’s ability to make timely sales of investment securities, (12) risks inherent in the Company’s risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (13) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (14) adverse litigation or arbitration results, (15) the adequacy of reserves, resources, and accurate information relating to settlements, awards, and terminated and discontinued lines of business, (16) the stability of and actions by governments and economies in the markets in which the Company operates, including ongoing uncertainties regarding the amount of United States sovereign debt and the credit ratings thereof, (17) competitive factors and competitors’ responses to the Company’s initiatives, (18) the success of the Company’s clients, (19) successful execution of the Company’s entry into new markets, (20) successful development and introduction of new products and distribution opportunities, (21) the Company’s ability to successfully integrate acquired blocks of business and entities, (22) action by regulators who have authority over the Company’s reinsurance operations in the jurisdictions in which it operates, (23) the Company’s dependence on third parties, including those insurance companies and reinsurers to which the Company cedes some reinsurance, third-party investment managers, and others, (24) the threat of natural disasters, catastrophes, terrorist attacks, epidemics, or pandemics anywhere in the world where the Company or its clients do business, (25) interruption or failure of the Company’s telecommunication, information technology, or other operational systems, or the
Company’s failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data stored on such systems, (26) changes in laws, regulations, and accounting standards applicable to the Company, its subsidiaries, or its business, (27) the effect of the Company’s status as an insurance holding company and regulatory restrictions on its ability to pay principal of and interest on its debt obligations, and (28) other risks and uncertainties described in this document and in the Company’s other filings with the Securities and Exchange Commission.
Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, including those mentioned in this document and described in the periodic reports we file with the Securities and Exchange Commission. These forward-looking statements speak only as of the date on which they are made. We do not undertake any obligations to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements. For a discussion of the risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A - “Risk Factors” in the 2016 Annual Report.

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Investor Contact
Jeff Hopson
Senior Vice President - Investor Relations
(636) 736-7000
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Net Income to Adjusted Operating Income
(Dollars in thousands, except per share data)

(Unaudited)	Three Months Ended September 30,
	2017		2016
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income	$227,591	$3.47	$198,719	$3.07
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	(2,254)	(0.05)	(19,745)	(0.31)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	(4,838)	(0.07)	(2,159)	(0.03)
Embedded derivatives:
Included in investment related gains/losses, net	(10,946)	(0.17)	(37,093)	(0.57)
Included in interest credited	(888)	(0.01)	28	—
DAC offset, net	17,450	0.27	20,719	0.32
Investment (income) loss on unit-linked variable annuities	(1,609)	(0.02)	(3,601)	(0.06)
Interest credited on unit-linked variable annuities	1,609	0.02	3,601	0.06
Non-investment derivatives	(67)	—	(1,108)	(0.02)
Adjusted operating income	$226,048	$3.44	$159,361	$2.46

(Unaudited)	Nine Months Ended September 30,
	2017		2016
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income	$605,293	$9.23	$511,294	$7.87
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	(7,421)	(0.12)	(87,962)	(1.36)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	(8,034)	(0.12)	(12,975)	(0.20)
Embedded derivatives:
Included in investment related gains/losses, net	(80,192)	(1.22)	32,041	0.49
Included in interest credited	(23,832)	(0.36)	7,688	0.12
DAC offset, net	55,933	0.85	12,830	0.20
Investment (income) loss on unit-linked variable annuities	(4,093)	(0.06)	(5,794)	(0.09)
Interest credited on unit-linked variable annuities	4,093	0.06	5,794	0.09
Non-investment derivatives	40	—	(1,577)	(0.02)
Adjusted operating income	$541,787	$8.26	$461,339	$7.10

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Effective Income Tax Rates
(Dollars in thousands)

(Unaudited)	Three Months Ended September 30, 2017
	Pre-tax Income	Income Taxes	Effective Tax Rate
GAAP income	$340,162	$112,571	33.1%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	(3,113)	(859)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	(7,443)	(2,605)
Embedded derivatives:
Included in investment related gains/losses, net	(16,839)	(5,893)
Included in interest credited	(1,367)	(479)
DAC offset, net	26,845	9,395
Investment (income) loss on unit-linked variable annuities	(2,475)	(866)
Interest credited on unit-linked variable annuities	2,475	866
Non-investment derivatives	(102)	(35)
Adjusted operating income	$338,143	$112,095	33.2%
Reconciliation of Consolidated Income before Income Taxes to Pre-tax Adjusted Operating Income
(Dollars in thousands)

(Unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Income before income taxes	$340,162	$287,600	$887,321	$748,403
Reconciliation to pre-tax adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	(3,113)	(26,958)	(7,939)	(126,026)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	(7,443)	(3,322)	(12,360)	(19,962)
Embedded derivatives:
Included in investment related gains/losses, net	(16,839)	(57,066)	(123,372)	49,294
Included in interest credited	(1,367)	42	(36,665)	11,827
DAC offset, net	26,845	31,876	86,050	19,739
Investment (income) loss on unit-linked variable annuities	(2,475)	(5,540)	(6,297)	(8,914)
Interest credited on unit-linked variable annuities	2,475	5,540	6,297	8,914
Non-investment derivatives	(102)	(1,705)	62	(2,426)
Pre-tax adjusted operating income	$338,143	$230,467	$793,097	$680,849

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Income to Pre-tax Adjusted Operating Income
(Dollars in thousands)

(Unaudited)	Three Months Ended September 30, 2017
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$160,512	$8		$1,495		$162,015
Financial Solutions:
Asset-Intensive	67,126	16,379	(1)	(10,924)	(2)	72,581
Financial Reinsurance	21,992	—		—		21,992
Total U.S. and Latin America	249,630	16,387		(9,429)		256,588
Canada Traditional	28,789	(1,428)		—		27,361
Canada Financial Solutions	4,472	—		—		4,472
Total Canada	33,261	(1,428)		—		31,833
EMEA Traditional	15,421	—		—		15,421
EMEA Financial Solutions	30,953	(1,285)		—		29,668
Total EMEA	46,374	(1,285)		—		45,089
Asia Pacific Traditional	26,564	—		—		26,564
Asia Pacific Financial Solutions	(229)	(16)		—		(245)
Total Asia Pacific	26,335	(16)		—		26,319
Corporate and Other	(15,438)	(6,248)		—		(21,686)
Consolidated	$340,162	$7,410		$(9,429)		$338,143

(1)	Asset-Intensive is net of $18,068 DAC offset.

(2)	Asset-Intensive is net of $8,777 DAC offset.

(Unaudited)	Three Months Ended September 30, 2016
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$77,081	$(69)		$3,463		$80,475
Financial Solutions:
Asset-Intensive	88,732	(8,281)	(1)	(21,758)	(2)	58,693
Financial Reinsurance	13,982	—		—		13,982
Total U.S. and Latin America	179,795	(8,350)		(18,295)		153,150
Canada Traditional	34,275	(3,651)		—		30,624
Canada Financial Solutions	1,160	—		—		1,160
Total Canada	35,435	(3,651)		—		31,784
EMEA Traditional	8,515	—		—		8,515
EMEA Financial Solutions	43,786	(9,841)		—		33,945
Total EMEA	52,301	(9,841)		—		42,460
Asia Pacific Traditional	19,822	—		—		19,822
Asia Pacific Financial Solutions	7,549	(5,283)		—		2,266
Total Asia Pacific	27,371	(5,283)		—		22,088
Corporate and Other	(7,302)	(11,713)		—		(19,015)
Consolidated	$287,600	$(38,838)		$(18,295)		$230,467

(1)	Asset-Intensive is net of $(6,853) DAC offset.

(2)	Asset-Intensive is net of $38,729 DAC offset.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Income to Pre-tax Adjusted Operating Income
(Dollars in thousands)

(Unaudited)	Nine Months Ended September 30, 2017
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$281,066	$7		$185		$281,258
Financial Solutions:
Asset-Intensive	239,898	51,207	(1)	(116,996)	(2)	174,109
Financial Reinsurance	59,791	—		—		59,791
Total U.S. and Latin America	580,755	51,214		(116,811)		515,158
Canada Traditional	80,953	(5,638)		—		75,315
Canada Financial Solutions	12,489	—		—		12,489
Total Canada	93,442	(5,638)		—		87,804
EMEA Traditional	40,751	(7)		—		40,744
EMEA Financial Solutions	91,776	(8,102)		—		83,674
Total EMEA	132,527	(8,109)		—		124,418
Asia Pacific Traditional	121,574	—		—		121,574
Asia Pacific Financial Solutions	11,020	(9,090)		—		1,930
Total Asia Pacific	132,594	(9,090)		—		123,504
Corporate and Other	(51,997)	(5,790)		—		(57,787)
Consolidated	$887,321	$22,587		$(116,811)		$793,097

(1)	Asset-Intensive is net of $42,824 DAC offset.

(2)	Asset-Intensive is net of $43,226 DAC offset.

(Unaudited)	Nine Months Ended September 30, 2016
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$239,609	$(3)		$6,379		$245,985
Financial Solutions:
Asset-Intensive	151,881	(88,640)	(1)	95,043	(2)	158,284
Financial Reinsurance	44,791	—		—		44,791
Total U.S. and Latin America	436,281	(88,643)		101,422		449,060
Canada Traditional	97,679	(6,784)		—		90,895
Canada Financial Solutions	3,880	—		—		3,880
Total Canada	101,559	(6,784)		—		94,775
EMEA Traditional	14,233	(5)		—		14,228
EMEA Financial Solutions	96,679	(10,995)		—		85,684
Total EMEA	110,912	(11,000)		—		99,912
Asia Pacific Traditional	95,464	(16)		—		95,448
Asia Pacific Financial Solutions	16,029	(12,319)		—		3,710
Total Asia Pacific	111,493	(12,335)		—		99,158
Corporate and Other	(11,842)	(50,214)		—		(62,056)
Consolidated	$748,403	$(168,976)		$101,422		$680,849

(1)	Asset-Intensive is net of $(20,562) DAC offset.

(2)	Asset-Intensive is net of $40,301 DAC offset.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Per Share and Shares Data
(In thousands, except per share data)

(Unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Earnings per share from net income:
Basic earnings per share	$3.53	$3.10	$9.39	$7.95
Diluted earnings per share	$3.47	$3.07	$9.23	$7.87

Diluted earnings per share from adjusted operating income	$3.44	$2.46	$8.26	$7.10
Weighted average number of common and common equivalent shares outstanding	65,653	64,815	65,604	64,944

(Unaudited)	At September 30,
	2017	2016
Treasury shares	14,770	14,932
Common shares outstanding	64,368	64,206
Book value per share outstanding	$125.79	$124.50
Book value per share outstanding, before impact of AOCI	$100.54	$90.04

Reconciliation of Book Value Per Share to Book Value Per Share Excluding AOCI

(Unaudited)	At September 30,
	2017	2016
Book value per share outstanding	$125.79	$124.50
Less effect of AOCI:
Accumulated currency translation adjustments	(1.62)	(1.90)
Unrealized appreciation of securities	27.51	37.09
Pension and postretirement benefits	(0.64)	(0.73)
Book value per share outstanding, before impact of AOCI	$100.54	$90.04

Reconciliation of Stockholders' Average Equity to Stockholders' Average Equity Excluding AOCI
(Dollars in thousands)

(Unaudited)	Twelve Months Ended
September 30, 2017
Stockholders' average equity	$7,714,973
Less effect of AOCI:
Accumulated currency translation adjustments	(148,930)
Unrealized appreciation of securities	1,786,007
Pension and postretirement benefits	(42,984)
Stockholders' average equity, excluding AOCI	$6,120,880

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollars in thousands)

(Unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues:
Net premiums	$2,489,797	$2,251,758	$7,335,944	$6,755,708
Investment income, net of related expenses	556,918	489,727	1,589,820	1,414,659
Investment related gains (losses), net:
Other-than-temporary impairments on fixed maturity securities	(390)	—	(20,980)	(34,663)
Other investment related gains (losses), net	23,043	86,624	160,451	118,665
Total investment related gains (losses), net	22,653	86,624	139,471	84,002
Other revenue	75,942	72,468	218,091	197,844
Total revenues	3,145,310	2,900,577	9,283,326	8,452,213
Benefits and expenses:
Claims and other policy benefits	2,100,680	1,993,064	6,371,188	5,877,330
Interest credited	126,099	116,848	349,068	300,602
Policy acquisition costs and other insurance expenses	365,424	300,962	1,064,645	940,406
Other operating expenses	168,417	152,556	481,279	469,875
Interest expense	36,836	43,063	108,590	96,201
Collateral finance and securitization expense	7,692	6,484	21,235	19,396
Total benefits and expenses	2,805,148	2,612,977	8,396,005	7,703,810
Income before income taxes	340,162	287,600	887,321	748,403
Provision for income taxes	112,571	88,881	282,028	237,109
Net income	$227,591	$198,719	$605,293	$511,294
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